                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                               LORAL CORPORATION
                                      BY
                          LAC ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                          LOCKHEED MARTIN CORPORATION
                                      AT
                             $38.00 NET PER SHARE


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 9, 1996, UNLESS THE OFFER IS EXTENDED. LAC ACQUISITION CORPORATION HAS AGREED, SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER, TO EXTEND THE OFFER UNTIL IMMEDIATELY AFTER THE TIME OF THE SPIN-OFF RECORD DATE (AS DEFINED IN THE OFFER TO PURCHASE).


                                                               January 12, 1996
To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated January 12, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the Offer by LAC Acquisition Corporation (the "Purchaser"), a New York corporation and a wholly owned subsidiary of Lockheed Martin Corporation, a Maryland corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $0.25 per share (including the associated Rights (as defined in the Offer to Purchase)) (collectively, the "Shares"), of Loral Corporation, a New York corporation (the "Company"), at $38.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The tender price is $38.00 per Share, net to the seller in cash, without interest.

  2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, February 9, 1996 unless the Offer is extended. LAC Acquisition Corporation has agreed, subject to the terms and conditions of the Offer, to extend the Offer until immediately after the time of the Spin-Off Record Date (as defined in the Offer to Purchase).

  3. The Offer is being made as part of a series of transactions that are expected to result in (i) the distribution to the stockholders of the Company of shares of stock in Loral Space & Communications Ltd., a newly-formed Bermuda company that will own and manage substantially all of the Company's space and satellite telecommunications interests, including Globalstar, L.P. ("Globalstar") and Space Systems/ Loral, Inc. ("SS/L") and certain other assets of the Company (the "Spin-Off") and
     (ii) the acquisition of the Company's defense electronics and systems integration businesses by the Parent pursuant to the Offer and the Merger (as defined in the Offer to Purchase).

  4. The Board of Directors of the Company has unanimously approved the Offer, the Merger and the Spin-Off, determined that the Offer, the Merger and the Spin-Off are fair to the stockholders of the Company and are in the best interests of the stockholders of the Company, and recommends acceptance of the Offer and approval and adoption of the Merger Agreement and the Merger by the stockholders of the Company.

  5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, when added to the number of shares then beneficially owned by Parent and its affiliates, represents at least two-thirds of the total number of Shares outstanding and two-thirds of the voting power of the Shares outstanding on a fully diluted basis.

  6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  The Company has advised the Purchaser that, prior to the time notice of the Spin-Off Record Date is given and at least ten days prior to the Expiration Date, it expects to distribute to holders of Shares and holders of other equity securities of the Company an Information Statement with respect to the Spin-Off (each as defined in the Offer to Purchase).

  The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Bear, Stearns & Co. Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                               LORAL CORPORATION
                                      BY
                          LAC ACQUISITION CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 12, 1996, and the related Letter of Transmittal, in connection with the offer by LAC Acquisition Corporation, a New York corporation and a wholly owned subsidiary of Lockheed Martin Corporation, a Maryland corporation, to purchase for cash all outstanding shares of common stock, par value $0.25 per share (including the associated Rights (as defined in the Offer to Purchase)) (collectively, the "Shares"), of Loral Corporation, a New York corporation.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:           , 1996

                       NUMBER OF SHARES TO BE TENDERED:
                                        SHARES*

                     -------------------------------------

                     -------------------------------------
                                 Signature(s)

                     -------------------------------------
                             Please Print Name(s)

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                           Please Print Address(es)

                     -------------------------------------
                       Area Code and Telephone Number(s)

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                        Tax, Identification, or Social
                              Security Number(s)





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*I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.